Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT, dated as of September 1, 2023 (this “Agreement”), is entered into by and between Office Properties Income Trust, a Maryland real estate investment trust (“Parent”), and Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company”). Each of the foregoing are collectively referred to herein as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined in this Agreement shall have the respective meanings given to them in the Merger Agreement (as defined below).

RECITALS

A.            WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of April 11, 2023 (the “Merger Agreement”), providing for the merger of the Company with and into Parent, with Parent being the surviving entity in the merger (the “Merger”).

B.            WHEREAS, Section 9.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated by the mutual written consent of each of Parent and the Company.

C.            WHEREAS, Parent and the Company have been advised that all of the conditions to the Closing set forth in Article VIII of the Merger Agreement will not be satisfied and, accordingly, have determined that they desire to terminate the Merger Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.            Termination of Merger Agreement. The Parties hereby mutually agree in accordance with Section 9.1(a) of the Merger Agreement that, immediately upon execution of this Agreement, the Merger Agreement is terminated and shall be of no further force or effect, in each case other than the provisions of the Merger Agreement that survive the termination thereof pursuant to Section 9.2(a) of the Merger Agreement, which shall survive in accordance with such section (other than Section 9.3 of the Merger Agreement, which, notwithstanding anything to the contrary set forth in Section 9.2(a) of the Merger Agreement, is hereby terminated and shall be of no further force and effect and no Termination Fee is or will be payable by either Party thereunder), in each case subject to the releases contained herein.

2.            Mutual Releases; Covenants Not to Sue.

(a)            Parent, for and on behalf of itself and the Parent Related Parties (as defined below), does hereby unequivocally release and discharge, and hold harmless, the Company and any of its former and current Affiliates and its and their respective trustees, directors, officers, employees, agents, members, managers, general and limited partners, assignees, equity holders, controlling persons, successors, successors-in-interest, financial and other advisors, attorneys, representatives, accountants and insurers (collectively, the “Company Related Parties”), from any and all past, present, direct, indirect, individual, class, representative and derivative liabilities, actions, potential actions, causes of action, rights, losses, obligations, duties, costs, expenses, interest, penalties, sanctions, decrees, matters, cases, claims, suits, debts, dues, sums of money, attorneys’ fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and damages of every kind and nature, in law, equity or otherwise, asserted or that could have been asserted, under federal, state, local, foreign, regulatory, statutory, or common law or rule (including, without limitation, any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of the Parent), known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, liquidated or not liquidated, fixed or contingent, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement, that in any way arises from or out of, are based upon, or are in connection with or relate in any way to or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly: (i) the Merger Agreement and the other agreements and documents contemplated hereby or thereby (collectively, the “Transaction Documents”); (ii) any breach, non-performance, action or failure to act under the Transaction Documents; (iii) the proposed Merger, including, without limitation, the events leading to the abandonment of the Merger and the termination of, and the decision to terminate, the Merger Agreement or any other Transaction Documents; (iv) any deliberations or negotiations in connection with the proposed Merger; (v) the consideration proposed to be received by the Company’s shareholders in connection with the proposed Merger; (vi) any pending or completed financings undertaken by Parent in connection with the proposed Merger and fees and expenses incurred by Parent relating thereto; and (vii) any SEC filings, public filings, periodic reports, press releases, registration statements, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the proposed Merger, including, without limitation, claims under any and all federal securities laws (including, without limitation, those within the exclusive jurisdiction of the federal courts) (collectively, the “Parent Released Claims”); provided, however, that (A) no Party shall be released from any breach, non-performance, action or failure to act under this Agreement or otherwise occurring from or after the date hereof (including, without limitation, with respect to the Confidentiality Agreement); (B) the release in this Section 2(a) shall not apply to claims that any Parent Related Party may have against any Company Related Party resulting from such Company Related Party’s fraud or criminal misconduct; and (C) the release in this Section 2(a) shall not apply to any provision of the Merger Agreement that survives termination pursuant to Section 9.2(a) of the Merger Agreement, as amended by Section 1 of this Agreement.

(b)            The Company, for and on behalf of itself and the Company Related Parties, does hereby unequivocally release and discharge, and hold harmless, Parent and any of its former and current Affiliates and its and their respective trustees, directors, officers, employees, agents, members, managers, general and limited partners, assignees, equity holders, controlling persons, successors, successors-in-interest, financial and other advisors, attorneys, representatives, accountants and insurers (collectively, the “Parent Related Parties” and, together with the Company Related Parties, the “Related Parties”), from any and all past, present, direct, indirect, individual, class, representative, and derivative liabilities, actions, potential actions, causes of action, rights, losses, obligations, duties, costs, expenses, interest, penalties, sanctions, decrees, matters, cases, claims, suits, debts, dues, sums of money, attorneys’ fees, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, injuries, harms, damages, judgments, remedies, extents, executions, demands, liens and damages of every kind and nature, in law, equity or otherwise, asserted or that could have been asserted, under federal, state, local, foreign, regulatory, statutory, or common law or rule (including, without limitation, any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of the Company), known or unknown, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, liquidated or not liquidated, fixed or contingent, whether or not concealed or hidden, from the beginning of time until the date of execution of this Agreement, that in any way arises from or out of, are based upon, or are in connection with or relate in any way to or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly: (i) the Transaction Documents; (ii) any breach, non-performance, action or failure to act under the Transaction Documents; (iii) the proposed Merger, including, without limitation, the events leading to the abandonment of the Merger and the termination of, and the decision to terminate, the Merger Agreement or any other Transaction Documents; (iv) any deliberations or negotiations in connection with the proposed Merger; (v) the consideration proposed to be received by the Company’s shareholders in connection with the proposed Merger; and (vi) any SEC filings, public filings, periodic reports, press releases, registration statements, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the proposed Merger, including, without limitation, claims under any and all federal securities laws (including, without limitation, those within the exclusive jurisdiction of the federal courts) (collectively, the “Company Released Claims” and, together with the Parent Released Claims, the “Released Claims”); provided, however, that (A) no Party shall be released from any breach, non-performance, action or failure to act under this Agreement or otherwise occurring from or after the date hereof (including, without limitation, with respect to the Confidentiality Agreement); and (B) the release in this Section 2(b) shall not apply to claims that any Company Related Party may have against any Parent Related Party resulting from such Parent Related Party’s fraud or criminal misconduct; and (C) the release in this Section 2(b) shall not apply to any provision of the Merger Agreement that survives termination pursuant to Section 9.2(a) of the Merger Agreement, as amended by Section 1 of this Agreement.

(c)            It is understood and agreed that, except as provided in the provisos to Section 2(a) and Section 2(b), the preceding paragraphs are a full and final release covering all known as well as unknown or unanticipated debts, claims or damages of each of the Parties and their respective Related Parties relating to or arising out of the Transaction Documents. Therefore, each of the Parties expressly waives any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, which if known by such Party must have affected such Party’s settlement with the other, including, without limitation, Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In connection with such waiver and relinquishment, the Parties acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Claims, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Claims. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases with regard to the Released Claims notwithstanding the discovery or existence of any such additional or different claim or fact.

(d)            Except as provided in the provisos to Section 2(a) and Section 2(b), and except as required by applicable Law or the rules or regulations of any Governmental Authority, any self-regulatory authority or by the order of any court of competent jurisdiction, each Party, on behalf of itself and its respective Related Parties, hereby covenants to the other Party and their respective Related Parties not to, with respect to any Released Claim, directly or indirectly encourage or solicit or voluntarily assist or participate in any way in the investigation, filing, reporting or prosecution by such Party or its Related Parties or any third party of a suit, arbitration, mediation, or claim (including, without limitation, a third-party or derivative claim) against any other Party and/or its Related Parties relating to any Released Claim. The covenants contained in this Section 2 shall survive this Agreement indefinitely regardless of any applicable statute of limitations.

3.            Representations of the Parties. Each Party, on behalf of itself and its Related Parties, represents and warrants to the other Parties as follows:

(a)            This Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)            The execution and delivery of this Agreement by such Party do not, and the performance by such Party of the transactions contemplated by this Agreement does not: (i) conflict with, or result in a violation or breach of, any provision of its charter or bylaws (or equivalent organizational documents); or (ii) conflict with or violate any Law or Order applicable to such Party or any of its Subsidiaries or any of its or their assets.

(c)            The execution and delivery of this Agreement by such Party was approved in accordance with Section 10.14 of the Merger Agreement.

4.            Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given on the day of actual delivery, if delivered personally, or on the date of receipt, if sent by overnight courier (providing proof of delivery) to the Parties or if sent by e-mail of a .pdf attachment (providing confirmation of transmission) at the following street addresses or email addresses, as applicable (or at such other United States street address or email address for a Party as shall be specified by like notice):

If to the Company, addressed as follows:

Diversified Healthcare Trust
Two Newton Place

255 Washington Street

Suite 300
Newton, Massachusetts 02458

Attention:	Jennifer Francis, President and CEO
Email:	jfrancis@rmrgroup.com

with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004

Attention:	Melissa Sawyer and Lauren S. Boehmke
Email:	sawyerm@sullcrom.com; boehmkel@sullcrom.com

If to Parent, addressed as follows:

Office Properties Income Trust
Two Newton Place

255 Washington Street

Suite 300
Newton, Massachusetts 02458

Attention:	Matthew Brown, Chief Financial Officer and Treasurer
Email:	mbrown@rmrgroup.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019

Attention:	Robin Panovka and Mark A. Stagliano
Email:	RPanovka@wlrk.com; MAStagliano@wlrk.com

5.            Entire Agreement. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

6.            Amendments and Waiver. Subject to compliance with applicable Law, this Agreement may be amended, modified or supplemented in any respect only by mutual written agreement of the Parties. Any agreement on the part of a Party to any extension or waiver hereunder shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

7.            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy in any jurisdiction, as to that jurisdiction, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom, and (d) such terms or other provisions shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement, including, without limitation, the releases of the Released Claims, be consummated as originally contemplated to the fullest extent possible.

8.            Applicable Law. This Agreement, and all Actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Maryland without giving effect to any choice or conflict of Law principles (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

9.            Jurisdiction of Disputes. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Action arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such action or proceeding except in such courts, (iii) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties irrevocably consents to service of process in the manner provided for notices in Section 4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

10.            WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE OTHER AGREEMENTS DELIVERED IN CONNECTION HEREWITH, THE MERGER OR THE OTHER TRANSACTIONS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.

11.            No Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

12.            Third-Party Beneficiaries. This Agreement is not intended to, and shall not, confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except that each Party acknowledges and agrees that the Company Related Parties and the Parent Related Parties are express third-party beneficiaries of the releases of such Related Parties and covenants not to sue such Related Parties contained in Section 2 of this Agreement and are entitled to enforce rights under such section to the same extent that such Related Parties could enforce such rights if they were a party to this Agreement.

13.            Headings. Headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

14.            Injunctive Relief. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Parties hereby waives (a) any defense in an Action for specific performance that a remedy at Law would be adequate, and (b) any requirement under any Law to post a security as prerequisite to obtaining equitable relief. Each Party agrees that the right of specific performance and other equitable relief is an integral part of this Agreement, and without that right, neither the Company, on the one hand, nor Parent, on the other hand, would have entered into this Agreement.

15.            Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic delivery or otherwise) to the other Party. Signatures to this Agreement executed or transmitted by electronic means will have the same effect as physical delivery of a paper document bearing an original signature.

16.            Further Assurances. Each Party shall, and shall cause its Subsidiaries and Affiliates to, cooperate with each other in the taking of all, actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the termination of the Merger Agreement including, without limitation, as contemplated by the last sentence of Section 9.2 of the Merger Agreement.

17.            Non-Liability of Trustees of the Company and Parent. The Company Charter and the Parent Charter, each as filed with the Maryland SDAT, provide that no trustee, officer, shareholder, employee or agent of the Company or Parent, respectively, shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Company or Parent, respectively. All Persons dealing with the Company or Parent in any way shall look only to the assets of the Company or Parent, respectively, for the payment of any sum or the performance of any obligation.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Jennifer F. Francis
Name: Jennifer F. Francis
Title: President and Chief Executive Officer

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Matthew C. Brown
Name: Matthew C. Brown
Title: Chief Financial Officer and Treasurer

[Signature Page to Termination Agreement]